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                                                                   Exhibit 10.40


                            STOCK PURCHASE AGREEMENT



                                      Among

                         AI Research, Inc. ("Company"),

                          The Shareholders of Company,
              ("Shareholders" and, together with Company, "Seller")

                                       and

                       Rockford Corporation ("Purchaser")


                            Dated as of June 16, 2001
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                            STOCK PURCHASE AGREEMENT*

This Stock Purchase Agreement ("Agreement") is between:

         -        AI Research, Inc. ("Company");

         - all shareholders of Company, as identified on the signature page of this Agreement, ("Shareholders" and, together with Company, "Seller"); and

         -        Rockford Corporation ("Purchaser").

Seller and Purchaser agree as follows:

1.       BACKGROUND AND DEFINITIONS.

         1.1 Company Business Company manufactures and sells custom speaker enclosures for car audio systems and engages in other related business (the "Business");

         1.2 Acquisition. Shareholders have agreed to sell to Purchaser all of Company's common stock. Purchaser and Seller have agreed to complete the acquisition on the terms described in this Agreement;

         1.3 Shareholders. Shareholders hold all of Company's currently outstanding Shares;

         1.4 Purpose. The purpose of this Agreement is to state the terms of Purchaser's acquisition of the Shares;

         1.5      Definitions. In this Agreement:

                  (a) Affiliate means any Person who controls, is controlled by, or is under common control with another Person (directly or indirectly, alone or together with others);

                  (b) Agreement means this Agreement and each of the Schedules and certificates delivered with this Agreement. The Schedules and certificates are a part of this Agreement;

                  (c) Business has the meaning given in Section 1.1 and includes all operating parts of AI including Q-Logic, Kenwood OEM, and Garage Storage Cabinets operations;

                  (d) Closing means the consummation of the transactions contemplated by this Agreement;

                  (e) Closing Date means the day on which the Closing actually takes place;

                  (f) Company means AI Research, Inc., an Oklahoma corporation;

                  (g) Contract means any contract, indenture, mortgage or deed of trust, lease, purchase order, guaranty, insurance policy, bond, license, instrument, understanding, obligation, or other agreement. A Contract may be written or oral;

                  * Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

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                  (h)      Employment Contracts means all Contracts related to
                           employment, including both individual agreements and collective bargaining agreements;

                  (i) Employment Plans means all executive compensation plans, bonus plans, holiday and other bonus practices, deferred compensation agreements, pension or retirement plans, employee stock option or stock purchase plans, employee life, heath, and accident insurance, and other employee benefit plans, agreements, arrangements or commitments;

                  (j) Encumbrance means any mortgage, pledge, lien, claim, charge, security interest, restriction, easement, right of way, or other liability that is a charge against an asset;

                  (k) Environmental Laws means all Laws relating to the environment or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq; the Hazardous Materials Transaction Act, 49 U.S.C. Section 1802 et seq; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
                           Section 9601 et seq; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq; the Federal Insecticide, Fungicide and Rodentcide Act ("FIFRA), 7 U.S.C. Section 136 et seq; and the Solid Waste Disposal Act ("SWDA") 42 U.S.C. Section 6901 et seq;

                  (l) Financial Statements and Financial Statement Date have the meaning given in Section 6.8;

                  (m) Government means any legislature, executive, department, administrative agency, municipality, subdivision, instrumentality, or other authority of the United States, any state, any locality, or any foreign country or political subdivision of a foreign country;

                  (n) Hazardous Materials means hazardous wastes, hazardous substances, hazardous constituents, toxic substances, pollutants, contaminants, radioactive materials, related materials, and any other substances, constituents or wastes, whether solids, liquids or gases, subject to regulation under any Environmental Laws;

                  (o) Information means information supplied to Purchaser by Company or Shareholder under Section 8.8 of this Agreement;

                  (o1) Kenwood OEM means the business described in the unexecuted document attached as Exhibit 1.5(o1).

                  (p) Laws means any law, statute, ordinance, rule, regulation, or Order;

                  (q) Loss means all expenses (including reasonable attorneys and accountants fees), losses, taxes, claims, damages, awards, fines, interest, penalties, and liabilities net of related income tax benefits, if any;
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                  (r)      Order means any order, decree, decision, injunction,
                           finding, or judgment;

                  (s) Permits means approvals, permits, licenses, filings, registrations, certificates, orders, authorizations, qualifications, or other consents from any Government, self-regulatory authority, or any other third party;

                  (t) Person means any individual person and any corporation, partnership, joint venture, limited liability company, or other entity;

                  (u) Proceeding means any claim, action, suit, mediation, arbitration, labor grievance, Government investigation, or other legal or administrative proceeding;

                  (v) Properties means all properties and assets reflected in Company's financial statements or in Schedule 6.17;

                  (w) Purchase Price means the purchase price of the Shares equal to $4,500,000 payable as set forth in this Agreement, subject to adjustment and deductions as provided in Section 4 of this Agreement;

                  (x) Purchaser means Rockford Corporation, an Arizona corporation;

                  (y) Security Rights means all subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, preemptive or other agreements or arrangements to acquire common stock or other securities of a Person;

                  (z)      Seller means Company or Shareholders;

                  (aa) Shareholders means each of the Persons who own Shares (of record or beneficially). Shareholders are identified on Schedule 6.6;

                  (bb) Shareholders' Representative means the representative selected by Shareholders pursuant to Section 8.9 who is authorized to act on behalf of Shareholders;

                  (cc)     Shares means:

                           (1)      outstanding common stock of Company, and

                           (2) outstanding Security Rights to acquire common or preferred stock of Company; and

                  (dd) Tax means any tax, assessment, duty, or governmental charge or deposit, including income, property, ad valorem, gross receipts, sales, use, value added, transaction privilege, occupation, franchise, transfer, excise, goods and services, payroll, employment, profits, capital, severance, production, premium, payroll, stamp, unemployment insurance, disability, workers' compensation, withholding, and social security tax. Tax also includes all interest and penalties, whether disputed or not, imposed by any Government.

2. PURCHASE AND SALE OF SHARES. At the Closing and subject to this Agreement, Purchaser will purchase from Shareholders, and Shareholders will sell to Purchaser, all of the
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         Shares. As a result of the purchase, Purchaser will become the sole owner of all of the Shares and Company will become a wholly owned subsidiary of Purchaser.

3.       CLOSING.  The Closing will take place:

         3.1 at 10:00 A.M., local time on or before July 31, 2001 (except that either party may delay the closing until not later than August 31, 2001 if a Hart-Scott-Rodino or other governmental filing is required and cannot be completed despite its best efforts, so that a closing is not possible by July 31); and

         3.2 at the offices of Steptoe & Johnson LLP, Counsel for Purchaser, 201 E Washington St., Suite 1600, Phoenix, Arizona 85004

         or at another agreed upon time and place.

4.       PAYMENT OF PURCHASE PRICE.

         4.1 Purchase Price. Purchaser will pay the Purchase Price to Shareholders at the Closing, net of the deductions authorized in this Agreement. The Purchase Price is payable to each Shareholder in proportion to each Shareholder's ownership of Shares. The Purchase Price has three components that will be paid as follows:

                  (a) $3,800,000 payable to the Shareholders at the Closing by cashier's check or wire transfer in accordance with wiring instructions given to Purchaser at least 72 hours prior to Closing (the "Initial Payment");

                  (b) $200,000 that Purchaser will hold for the purpose of securing Shareholders' indemnity obligations under
                           Section 14 (the "Reserve"). Purchaser will retain the Reserve until expiration of Shareholders' indemnity obligations (including the resolution of any claims that Purchaser gives Shareholders' Representative notice of before expiration). Purchaser will pay to Shareholders the balance of the Reserve 6 months after the Closing, but only after deducting all Losses resulting from valid claims for indemnification and withholding a reasonable reserve for any claims made under Sections 14 and 15 below. For amounts held after 6 months, Purchaser will promptly pay the balance to Shareholders as soon as outstanding claims under Sections 14 and 15 are resolved, after deducting all Losses resulting from the resolved claims;

                  (c) $500,000 contingent "earn-out" payment payable to the Shareholders prorated over 3 years after the Closing based upon Company meeting the net sales and gross margin percentage targets shown on Exhibit 4.1(c) (the "Earnout").

         4.2 Closing Adjustments and Procedure at Closing. Purchaser will reduce the Purchase Price paid at Closing by the amount of the following deductions:

                  (a)      [Intentionally Omitted]

                  (b) Bank Debt. The amount of all bank debt outstanding other than the bank debt listed on Exhibit 4.2(b).

                  (c) Security Rights. The amount due each Shareholder holding a Security Right will be computed as if the Security Right were the number of Shares
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                  into which the Security Right is convertible and will be net of the amount Shareholder would pay under the Security Right to acquire common shares of Company.

         4.3 Release of Guaranties. In addition to the Purchase Price, Purchaser will assume or pay off all debt listed on Exhibit 4.2(b). If Purchaser leaves outstanding after the Closing any of the debt listed on Exhibit 4.2(b), Purchaser will promptly take all reasonable steps necessary to secure a release of any guarantees of such debt provided by the Shareholders or their affiliates.

5. EMPLOYMENT OF KEY EMPLOYEES AND COMPENSATION. At the Closing, Purchaser will enter into the following additional agreements and undertake to provide the following additional consideration:

         5.1 Employment of Key Employees. Purchaser will enter into an Employment Agreement with the Key Employees identified on
                  Schedule 5.1 substantially in the form of Exhibits 5.1(a) and 5.1(b);

         5.2 Employment of other Employees and Retention Incentive Program. Purchaser will employ the employees of Company identified on
                  Schedule 5.2 (the "Other Employees") but is not obligated to enter into an employment agreement with any of the Other Employees. As a condition to his or her continued employment, Purchaser may require that each Other Employee sign and deliver to Purchaser an invention agreement in the form of
                  Exhibit 5.2. Purchaser will establish an employee retention incentive program (the "Program") that will, subject to reasonable eligibility requirements, apply to Company employees other than Shareholders. Purchaser will design the Program to pay retention incentives to employees who continue to work for Company or Purchaser for six months and one year after the Closing. The incentives will also be payable if Purchaser completely closes Company's plant before the incentives would otherwise vest. Purchaser expects to pay an aggregate of $200,000 to $250,000 to eligible employees under the Program.

6. REPRESENTATIONS AND WARRANTIES BY COMPANY AND SHAREHOLDERS. Company and Shareholders represent and warrant to Purchaser that as of the date of this Agreement and as of the Closing Date:

         6.1      Organization and Authority to Conduct Business.

                  (a) Company is duly organized, validly existing and in good standing under the laws of Oklahoma.

                  (b) Company is qualified to do business and is in good standing in each of the jurisdictions identified on
                           Schedule 6.1. These are all the jurisdictions in which Company must be qualified or in which the lack of such qualification would have a material adverse effect on the financial condition of the Company.

                  (c) Company has all requisite corporate power and authority to carry on its business as now conducted, to own, lease, or operate its properties and to carry out the transactions contemplated by this Agreement.
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                  (d)      Each Shareholder has all requisite power and
                           authority to carry out the transactions contemplated by this Agreement.

                  (e) Company has delivered to Purchaser complete copies of Company's articles of incorporation and bylaws as amended;

         6.2      Authorization and Approval of Agreement. Company and each
                  Shareholder:

                  (a) has taken, or will take before the Closing, all actions; and

                  (b) has secured, or will secure before the Closing, all material Permits required to authorize the execution, delivery, and consummation of this Agreement and the transactions contemplated by this Agreement;

         6.3 Binding Effect. This Agreement, and each document executed by Company or a Shareholder in connection with this Agreement:

                  (a) constitutes the valid, binding, and enforceable obligation of Company and the Shareholders;

                  (b) has been duly executed and delivered by Company and each Shareholder; and

                  (c) has been duly authorized by all necessary corporate or other action;

         6.4 Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Company and Shareholders will not (with or without the giving of notice or the passage of time) conflict with, result in a default under, result in the creation of any Encumbrance pursuant to, or result in the acceleration of any obligation under or permit the termination of:

                  (a)      Company's articles of incorporation or bylaws; or

                  (b) any material Contract or Law to which Company or any Shareholder is a party or by which it may be bound.

         6.5 Subsidiaries. Company does not own or have any investment in any other Person.

         6.6      Capitalization and Share Ownership.

                  (a) The authorized, issued, and outstanding capital stock of Company, and the record and beneficial owners of such capital stock, are as set forth on Schedule 6.6.

                  (b) Except as set forth on Schedule 6.6, there are no outstanding Security Rights under which Company is or may become obligated to issue, assign or transfer any shares of the capital stock of Company.

                  (c) All the Shares are validly issued and outstanding, fully paid, and non-assessable and were issued in compliance with all applicable securities laws.

                  (d)      Each Shareholder owns the Shares identified on
                           Schedule 6.6 of record and beneficially, free and clear of all Encumbrances, rights of first refusal, preemptive rights or other restrictions except as set forth on Schedule 6.6.
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                  (e)      Upon delivery of the payment for the Shares at the
                           Closing, Purchaser will acquire good and valid title to all the Shares free and clear of all Encumbrances, rights of first refusal, preemptive rights or other restrictions;

         6.7      Transactions with Affiliates.

                  (a)      Company has not, directly or indirectly,

                           -        purchased, sold, leased, or otherwise
                                    acquired from;

                           -        disposed of any property to;

                           - obtained any services from or furnished any services to; or

                           -        otherwise dealt with

                           any Shareholder, or any Affiliate of Company or a Shareholder, except as set forth on Schedule 6.7(a).

                  (b)      Company

                           -        does not owe any amount to;

                           -        is not owed any amount by; and

                           -        does not have any Contract with or
                                    commitment to

                           any shareholder, director, officer, employee, consultant or Affiliate, except for Contracts for current services not yet due or as set forth on
                           Schedule 6.7(b).

                  (c) Company does not possess or use any properties or assets of any Shareholder or any Affiliate of any Shareholder, except as set forth on Schedule 6.7(c);

         6.8 Financial Statements. Company has delivered to Purchaser copies of the following financial statements (the "Financial Statements"):

                  (a) balance sheets as of its fiscal years ending June 30, 2001 (the "Financial Statements Date") and June 30, 2000, 1999, 1998, 1997, and 1996; and

                  (b) statements of earnings and (to the extent reasonably available) sources and application of funds for the periods then ended.

                  The Financial Statements

                  (1) fairly present Company's financial condition and results of operations for the periods reported;

                  (2) are prepared in accordance with Generally Accepted Accounting Principles, consistently applied ("GAAP") except for exceptions noted in the Financial Statements, in Schedule 6.8, or elsewhere in this Agreement; and

                  (3) in the case of year end statements, are compiled by Nelson, Frazier and Sheorey, Inc., Company's independent accountants.

         6.9 Absence of Undisclosed Liabilities. As of the Financial Statements Date Company had no material debts or liabilities except as disclosed in the Financial Statements or this Agreement or on Schedule 6.9. Since the Financial Statements Date Company has not incurred additional material debts or liabilities except as disclosed in Schedule 6.9 or elsewhere in this Agreement;

         6.10     Litigation. Except as set forth in Schedule 6.10,

                  (a) There is no material Proceeding pending or, to their knowledge, threatened; and

                  (b) There is no material Order in effect or, to their knowledge, threatened against or relating to

                  (1)      Company or Company's properties, assets, or business;

                  (2) Company's officers, directors, or employees in their capacities as such or on account of any action taken or done in such capacities; or

                  (3)      the transactions contemplated by this Agreement.

                  They do not know, or have reason to know, any basis for such a material Proceeding or Order;

         6.11 Bankruptcy Proceedings. Company is not involved in any Proceeding by or against it

                  (a)      under the Bankruptcy Code;

                  (b)      under any other insolvency or debtors' relief act; or

                  (c) for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official;

         6.12     Taxes. Except as set forth in Schedule 6.12:

                  (a) Company has paid, or will pay before their due date, all material Taxes due on or before the Closing or due after the Closing in respect of Company's operations before the Closing;

                  (b) Company has timely filed, or will timely file, all tax returns required in connection with any material Taxes, and has not made any requests for extensions. All such returns are accurate and comply with applicable Law;

                  (c) Company has made all material deposits required by Law.

                  (d) Company has not been delinquent in the payment of any material Tax or has paid any penalty and interest associated with a delinquency; and

                  (e) Company is not currently the subject of any Tax audit, has no reassessment of any Tax proposed, and knows of no basis for any such reassessment;

         6.13 Compliance with Laws, Permits, and Contracts. To the best of Company's and Shareholders's knowledge, and except as set forth in Schedule 6.13:

                  (a) Company has complied in all material respects with all Laws applicable to its Business, Properties, or operations as presently conducted and as conducted in the past;

                  (b) Company has secured and is in compliance with all material Permits required for its Business, Properties, and operations as presently conducted;

                  (c) Company has not offered, paid, or agreed to pay money or anything of value for the purpose of or with the intent of obtaining or maintaining business for Company, or otherwise benefiting Company, in violation of any Law (including Section 30A(a) of the Securities Exchange Act of 1934, as amended); and

                  (d) The ownership and present use of Company's properties, and the conduct of its business,

                           - does not materially conflict with the rights of any other person; and

                           - will not (with or without the giving of notice or the passage of time) conflict with or result in a default under

                                    (1)      Company's articles of incorporation
                                             or bylaws; or

                                    (2)      any material Contract or Law to
                                             which Company is a party or by
                                             which it is affected;

         6.14 Enforceability of Contracts, No Defaults. Except as set forth on Schedule 6.14:

                  (a) all Contracts identified in this Agreement to which Company is a party are effective, valid, binding, and enforceable in accordance with their terms; and

                  (b) Company does not know, or have reason to know, of any material default (or event which, after notice or lapse of time, would constitute a material default) of such Contracts;

         6.15 Product Recalls. Except as set forth on Schedule 6.15, Company has not within the past 5 years:

                  (a)      been party to any Proceeding brought by a Government;
                           or

                  (b)      been subject to any Order;

                  that required, or sought to require, that Company recall any products that Company designed, manufactured, assembled, shipped, sold, distributed, installed, repaired or maintained. Company does not know, or have reason to know, of any voluntary recall undertaken to avoid a Proceeding or Order or of any pending or threatened Proceeding or Order that would require such a recall;

         6.16     Environmental Matters. Except as set forth on Schedule 6.16:

                  (a)      Company is in material compliance with Environmental
                           Laws;

                  (b) Company has secured all material Permits required under Environmental Laws for the operation of the Businesses (and such Permits are listed on Schedule 6.16);

                  (c) Company does not know, or have reason to know, of any material pending or threatened Proceedings against Company with respect to Environmental Laws;

                  (d) Company does not know, or have reason to know, of any act attributable to Company that could give rise to material liability under CERCLA or any other Environmental Law. Company has not submitted notice pursuant to Section 103 of CERCLA with respect to any of the Properties;

                  (e) To its knowledge, Company owns or operates no underground storage tank except for tanks in material compliance with Environmental Laws. All of Company's underground storage tanks are identified on Schedule 6.16; and

                  (f) Company does not know, or have reason to know, of any Hazardous Materials that have been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped or disposed of on, in, or under the Properties by Company or any other Person in a manner that materially violates any applicable Environmental Law;

         6.17     Properties. Schedule 6.17 lists:

                  (a)      Real Property.

                           - All real property Company owns, leases, or uses in its business;

                           - the terms on which Company owns, leases, or uses such property; and

                           - the terms of any Encumbrances affecting Company's interest in such property;

                  (b)      Personal Property.

                           - All tangible personal property (other than inventory and supplies) Company owns, leases or uses in its business, except for owned items having a value of less than $1,000 and leased items requiring lease payments less than $1,000;

                           - the terms on which Company owns, leases, or uses such property; and

                           - the terms of any Encumbrances affecting Company's interest in such property;

                  (c) Title. Company has satisfactory title to all properties and assets reflected in the Financial Statements or in Schedule 6.17 (the "Properties"), free of any Encumbrance, except:

                           - Properties sold or otherwise disposed of in the ordinary course of business consistent with past practice after the Financial Statements Date; or

                           -        as set forth in Company's financial
                                    statements or in Schedule 6.17; and

                  (d) The Properties are in good operating condition and repair, are suitable for the purposes used, and are adequate for the current operations of Company. Together with inventory and supplies, the Properties are all of the properties and tangible assets used in connection with, necessary for the conduct of, or otherwise material to the Business. Company does not know, or have reason to know, of any pending or threatened condemnation affecting the Properties;

         6.18 Insurance. Schedule 6.18 lists all material insurance policies insuring, and all material performance bonds issued in favor of, Company, specifying

                  (a)      the name of the insurer or bonding company;

                  (b)      the risk insured or bonded;

                  (c)      the limits of coverage;

                  (d)      the deductible (if any);

                  (e) the premium (including any proposed premium increases known to Company);

                  (f)      any notice of cancellation or nonrenewal; and

                  (g) the date through which coverage will continue by virtue of premiums already paid;

         6.19 Development and Distribution Agreements. Schedule 6.19 lists all material Contracts of Company but excluding:

                           - Contracts listed or excluded elsewhere in this Agreement; and

                           - any Contract entered into in the ordinary course of business terminable by Company in less than 30 days or involving payment or receipt of less than $10,000 relating to development of Company's products, Company's development of products for others, distribution of products, or the services of an independent contractor;

         6.20     Other Contracts. Schedule 6.20 lists:

                  (a) Each loan, conditional sales, or security agreement of Company with an unpaid balance more than $10,000;

                  (b) Each material license agreement relating to intellectual property of Company (other than licenses incident to leases of computers, software, or office or photographic equipment used in the ordinary course of business); and

                  (c)      All material Contracts of Company but excluding:

                           - Contracts listed or excluded elsewhere in this Agreement; and

                           - any Contract entered into in the ordinary course of business terminable by Company in less than 30 days or involving payment or receipt of less than $10,000;

         6.21     Employment Matters.

                  (a)      Employment Contracts and Plans. Schedule 6.21 lists

                           - all material Employment Contracts and Employment Plans of Company; and

                           - the names and current annual rates of compensation of all personnel (including employees and independent contractors) whose 2000 compensation was $75,000 or more;

                  (b)      Compliance with Employment Laws. Company:

                           - is in material compliance with all Laws regulating employment practices, terms and conditions of employment and wages and hours;

                           - is not subject to any unfair labor practice complaint or other petition before the National Labor Relations Board;

                           - is not subject to any material labor strike, dispute, slow-down or stoppage;

                           - is not subject to any material Proceeding arising out of or under a collective bargaining agreement; and

                           - has not experienced any primary work stoppage or other labor difficulty involving its employees during the past three years;

                  (c) Plan Compliance. Company has administered and maintained the Employment Plans in material compliance with all applicable Laws. Company does not know, or have reason to know, of any prohibited transaction (as defined in ERISA) relating to any Employment Plan;

         6.22 No Guaranties. Company has not guaranteed the obligations or liabilities of any Person;

         6.23 Intellectual Property. Schedule 6.23 lists all material patents, trademarks, trade names, service marks, other trade rights, copyrights, licenses, and similar intangibles (the "Intellectual Property") that Company owns, uses, or has registered. Except as disclosed on Schedule 6.23:

                  (a) Company is not obligated to pay any royalty with respect to Intellectual Property;

                  (b) Company does not know, or have reason to know, of any pending or threatened Proceedings alleging that Company has infringed on any third party's Intellectual Property (or of any basis for such a Proceeding);

         6.24 Inventory. Except as disclosed on Schedule 6.24, Company's inventory and related supplies are merchantable or suitable for sale in the ordinary course of business;

         6.25 Receivables. Schedule 6.25 lists all accounts receivable of the Company as of the date indicated. All receivables listed, and all receivables that have arisen since such date, arose from transactions in the ordinary course of business. Company has received no notice, and has no knowledge, that any obligor of any such receivables contests or disputes the validity or the amount owed;

         6.26 Records. Except as set forth in Schedule 6.26, the books of account, minute books, stock certificate books, and stock transfer ledgers ("Books") of Company are complete and correct in all material respects. Company knows of no material transactions involving the business of Company that properly should have been but are not set forth in the Books;

         6.27 Official Filings Complete. Company has made all material required Government filings;

         6.28 Absence of Changes or Events. Except as set forth in Schedule 6.28, as expressly permitted or contemplated by the terms of this Agreement, or with Purchaser's written consent, since the Financial Statements Date, Company has conducted business only in the ordinary course and, since the Financial Statements Date, has not taken, or entered into any agreement or made any commitment to take, any of the following actions:

                  (a) Incurred any obligation or liability, except liabilities

                           - for trade or business obligations incurred in the ordinary course of business; or

                           - which do not materially affect its business or financial condition;

                  (b) Paid any obligation or liability other than current liabilities incurred in the ordinary course of business;

                  (c) Declared or paid dividends or other distributions to its shareholders or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its capital stock;

                  (d) Purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its capital stock;

                  (e)      Issued or sold any Shares or other securities;

                  (f) Acquired any capital stock of, interest in, or other securities of any Person, or otherwise made any loan or advance to or investment in any Person;

                  (g) Subjected any Properties to any Encumbrance, except in the ordinary course of business;

                  (h) Sold or otherwise disposed of any Properties, except in the ordinary course of business;

                  (i) Cancelled, compromised, waived, or released any material debt, claim, or right, except in the ordinary course of business;

                  (j) Received or given notice of termination of any Contract whose termination has had, or may have, a material adverse effect on its business or financial condition;

                  (k) To its knowledge, experienced any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs, or lock-outs, or had any material change in the terms of agreements with its employees, agents, customers or suppliers;

                  (l) Made or agreed to make any change in the compensation payable to any director, officer, or employee, except for normal periodic bonus accruals and normal periodic increases in regular compensation;

                  (m) Acquired any capital assets that cost in excess of an aggregate of $50,000;

                  (n) Instituted, settled or agreed to settle any material Proceeding; or

                  (o) Suffered any change, event, condition, damage, destruction, or loss having a material adverse affect on its business or financial condition;

         6.29 Disclosure. No representation or warranty by Company in this Agreement and no certificate or other instrument furnished by or on behalf of Company or Shareholders to Purchaser

                  (a) contains or will contain any untrue statement of a material fact; or

                  (b) omits or will omit to state any material fact required to make the statements made in this Agreement and such certificates, taken as a whole, not misleading.

                  The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of any investigation by Purchaser or its representatives.

7. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:

         7.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Arizona. Purchaser has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to carry out the transactions contemplated by this Agreement;

         7.2      Authorization and Approval of Agreement. Purchaser

                  (a)      has taken all actions; and

                  (b) has secured, or will secure before the Closing, all material Permits required to authorize the execution, delivery, and consummation of this Agreement and the transactions contemplated by this Agreement;

         7.3 Binding Effect. This Agreement, and each document executed by Purchaser in connection with this Agreement, constitutes the valid, binding, and enforceable obligation of Purchaser, has been duly executed and delivered by Purchaser, and has been duly authorized by all necessary corporate action;

         7.4 Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not (with or without the giving of notice or the passage of time) conflict with, result in a default under, or result in the creation of any Encumbrance pursuant to:

                  (a)      Purchaser's certificate of incorporation or bylaws;
                           or

                  (b) any material Contract or Law to which Purchaser is a party or by which it may be bound;

         7.5      Investment Intent. Purchaser acknowledges that:

                  (a) the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"); and

                  (b) Purchaser may not resell the Shares unless they are registered or exempt from registration;

                  (c) Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view toward their distribution;

         7.6 Purchaser's Independent Investigation. Purchaser and its representatives have independently investigated Company and the Business. Purchaser acknowledges that there are no representations or warranties, express or implied, about Company or the Business except for the representations and warranties in this Agreement and each certificate and instrument furnished in connection with this Agreement. Purchaser is not relying on any written or oral information about Company or the Business (including financial or forward-looking information) except for the representations and warranties in this Agreement and each certificate and instrument furnished in connection with this Agreement;

         7.7 Plant Closing. Purchaser has no definite plans to implement any mass lay-off, plant closing, or other covered employment loss (a "Lay-off"), as those terms are defined by the Worker Adjustment and Retraining Notification Act, 229 U.S.C. Section 2101-2109 (the "Act"), within sixty-one (61) days of the Closing Date. If it implements a Lay-off after the Closing, Purchaser will comply with the Act;

         7.8 Litigation. There is no material Proceeding pending or, to its knowledge, threatened; and there is no material Order in effect relating to the transactions contemplated by this Agreement. Purchaser does not know of any basis for such a Proceeding or Order;

         7.9 Disclosure. No representation or warranty by Purchaser in this Agreement

                  (a) contains or will contain any untrue statement of a material fact; or

                  (b) omits or will omit to state any material fact required to make the statements made in this Agreement not misleading.

                  The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of any investigation by Company or its representatives; and

         7.10 Bankruptcy Proceedings. Purchaser is not involved in any Proceeding by or against it

                  (a)      under the Bankruptcy Code;

                  (b)      under any other insolvency or debtors' relief act; or

                  (c) for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official.

8. PRE-CLOSING COVENANTS. After the execution of this Agreement and before the earlier of the Closing or termination of this Agreement:

         8.1      Consents and Approvals. Purchaser and Company will cooperate

                  (a) to obtain as expeditiously as possible all material Permits necessary to carry out the transactions contemplated by this Agreement; and

                  (b) to comply with all material Laws regulating or restricting the transactions contemplated by this Agreement;

         8.2 Conduct of Business. Company will conduct business only in the ordinary course consistent with past practice or as otherwise specifically permitted by this Agreement except for change to which Purchaser consents in writing. Company will maintain and preserve the Properties and will use best efforts:

                  (a)      to preserve the business and organization of Company;

                  (b) to maintain the general character of the Business and conduct its business, operations, activities, and practices in a reasonable manner in accordance with its past practices;

                  (c) to keep available to Purchaser the services of Company's officers, employees, agents and independent contractors; and

                  (d) to preserve for the benefit of Purchaser the goodwill of Company's suppliers, customers, landlords and others having business relations with it;

         8.3 Consultation. Company will consult with Purchaser about material changes in the conduct of Company's business and, after Purchaser's due diligence review, will consider establishing reserves for inventory or other items (for example, for the Company's Kenwood video inventory) after consultation with Purchaser. Company is not required to take or fail to take any action that, in Company's reasonable judgment, is likely to result in:

                  (a)      a substantial penalty;

                  (b) a claim for damages by any third party against Company;

                  (c)      losses to Company;

                  (d) prejudice to or interference with Company's business and operations; or

                  (e) a breach by Company of any of the representations and warranties made by it in this Agreement;

         8.4 Approval of Certain Transactions; Operating Requirements. Company will not, without Purchaser's prior written approval, take or agree to take the following actions:

                  (a)      change its articles of incorporation or bylaws;

                  (b) merge or consolidate (or agree to merge or consolidate) with or into any Person;

                  (c)      sell or purchase any Shares or any other securities;

                  (d)      declare or pay any dividend or other distribution;

                  (e) authorize or effect any split-up or recapitalization, or make any changes in its authorized or issued capital stock;

                  (f) incur any additional debt, other than trade debt incurred in the ordinary course of business;

                  (g) increase the compensation of any officers, directors, or employees, except for normal periodic bonus accruals and normal periodic increases in regular compensation;

                  (h) assume or guarantee the obligations of any party except for Company;

                  (i) take any action which would breach any of its representations and warranties in this Agreement;

                  (j) sell or otherwise dispose of any of its assets except in the ordinary course of business;

                  (k) subject any Properties to an Encumbrance, other than in the ordinary course of business; or

                  (l) enter into or terminate any material Contract except in the ordinary course of business and except for those of the type which would not have to be listed and described in Schedule 6.20 or any other schedule to this Agreement;

         8.4 Material Changes. Company will give Purchaser written notice of any material change known to Company in any representations and warranties made by it in this Agreement;

         8.5 Share Restrictions. Company will take no action that would encumber or restrict the Shares or their sale or transfer, except actions to enforce rights under this Agreement;

         8.6 Hart-Scott-Rodino Filing. Company, Shareholders, and Purchaser will make any filing required under the Hart-Scott-Rodino Act within 5 days after this Agreement is signed. Company, Shareholders, and Purchaser will cooperate to respond promptly to any comments to the filing and to secure any required Permits under the Hart-Scott-Rodino Act;

         8.7      Confidentiality.

                  (a) Agreement. Purchaser and Company have entered into and remain bound by the Confidentiality Agreement attached as Exhibit 8.7. Each Shareholder is bound under the Confidentiality Agreement to the same extent as Company. Each party will comply with its obligations under the Confidentiality Agreement;

                  (b) Press Release. Company and Shareholders acknowledge that Purchaser will make a public announcement of the transactions contemplated in this Agreement immediately after execution of the Agreement. Such an announcement, and later announcements required by applicable securities laws, will not be a violation of Purchaser's confidentiality obligations; and

                  (c) Communication Plans. The parties will develop, and cooperatively implement, communication plans to disclose the planned acquisition and its consequences to Company's employees and customers.

         8.8 Investigations. Upon reasonable notice and during regular business hours, Company will give Purchaser and Purchaser's attorneys, accountants and other representatives:

                  (a) access to Company's officers, directors, employees, independent contractors, counsel, and independent accountants;

                  (b)      access to Company's Properties, Contracts, and Books;

                  (c) copies of documents of Company to the extent Purchaser reasonably requests; and

                  (d) information Purchaser reasonably requests with respect to the affairs of Company;

                  Information that Company supplies to Purchaser or its attorneys, accountants or other representatives is subject to the Confidentiality Agreement. Company does not assume responsibility for the accuracy or completeness of the Information except and to the extent specifically provided in this Agreement. The Information, and Purchaser's investigation, does not affect Purchaser's right to rely on the representations and warranties made in this Agreement; and

         8.9      Shareholders' Representative.

                  (a) Shareholders agree that David Cunningham or any successor will act as Shareholders' Representative (the "Shareholders' Representative") for the purpose of:

                           (i) representing Shareholders in any proceedings relating to this Agreement; and

                           (ii) performing any other actions specifically delegated to Shareholders' Representative under the terms of this Agreement.

                           Shareholders are bound by any and all actions taken by Shareholders' Representative on their behalf;

                  (b) Shareholders may remove Shareholders' Representative only by vote of Shareholders holding more than 50% of the Shares immediately before Closing, but such vote is not effective unless Shareholders also vote to appoint a new Shareholders' Representative. If Shareholders' Representative resigns or is no longer able to serve, Shareholders must vote to appoint a new Shareholders' Representative within 30 days after the resignation or notice of inability to serve. A vote to appoint a new Shareholders' Representative is effective when (1) Shareholders holding more than 50% of the Shares vote to elect a new Shareholders' Representative and (2) the new Shareholders' Representative gives notice to Purchaser and the prior Shareholders' Representative of such vote;

                  (c) Purchaser is entitled to rely upon notices given by Shareholders' Representative. Purchaser is not liable for actions it takes or does not take in reliance upon actions Shareholders' Representative takes or does not take (including Shareholders' Representative's notices to Purchaser). Until Purchaser receives notice of appointment of a new Shareholders' Representative, Purchaser may rely upon actions taken by the prior Shareholders' Representative.

         8.10     Related Party Lease. Before the Closing:

                  (a) Purchaser will have the right to review and approve the existing arrangements between Company and Shareholders relating to the properties in Stillwater, Oklahoma, that are used in Company's operations (the "Leased Property");

                  (b) Company and Shareholders will amend the existing lease to allow Company or Purchaser to continue using the Leased Property for the existing term of 5 years after the Closing. The lease will be at the rental rate called for in the present lease agreement.

9. CONDITIONS TO EACH PARTY'S OBLIGATIONS. No party is obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied on or before the Closing Date:

         9.1 Consents and Approvals. All Governmental consents and approvals required pursuant to Section 8.1 must have been obtained; and

         9.2 Proceedings. No proceeding seeking to enjoin or prohibit, and no Order enjoining or prohibiting, the consummation of the transactions contemplated by this Agreement may be in effect;

10. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied (or waived by Purchaser) on or before the Closing Date:

         10.1 Accuracy of Representations and Warranties. The representations and warranties of Company and Shareholders in
                  Section 6 of this Agreement must be true and correct, both when made and on the Closing Date;

         10.2 Performance of Obligations and Delivery of Documents. Company and Shareholders must have:

                  (a) performed all covenants, agreements, and obligations required of them by this Agreement; and

                  (b) executed and delivered to Purchaser all documents required to be delivered at or prior to the Closing, including this Agreement;

         10.3 Opinion of Counsel. Purchaser must have received an opinion of Company's counsel, dated as of the Closing Date, substantially in conformance with the form of opinion attached as Exhibit 10.3; and

         10.4 Certificate. Company and each Shareholder must deliver to Purchaser a certificate, in the form attached as Exhibit 10.4, that the conditions stated in this Section 10 have been fulfilled.

11. CONDITIONS TO COMPANY'S AND SHAREHOLDER'S OBLIGATIONS. Company and Shareholders are not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied (or waived by Company and Shareholders) on or before the Closing Date:

         11.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser in Section 7, of this Agreement must be true and correct, both when made and on the Closing Date;

         11.2 Performance of Obligations and Delivery of Documents. Purchaser must have:

                  (a) performed all covenants, agreements, and obligations required of it by this Agreement; and

                  (b) executed and delivered to Shareholders all documents required to be delivered at or prior to the Closing;

         11.3 Opinion of Counsel. Shareholders must have received an opinion of Purchaser's counsel, dated as of the Closing Date, substantially in conformance with the form of opinion attached as Schedule 11.3; and

         11.4 Certificate. Purchaser must deliver to Shareholders a certificate, in the form attached as Schedule 11.4, that the conditions stated in this Section 11 have been fulfilled.

12.      OBLIGATIONS AT AND AFTER CLOSING.

         12.1 Company and Shareholder Deliveries. At the Closing, Company and Shareholders will deliver to Purchaser:

                  (a) Certificates for the Shares sold to Purchaser, together with stock powers duly executed to transfer the Shares to Purchaser;

                  (b) an Employment Agreement in the form of Exhibit 5.1 executed by each Key Employee;

                  (c) all documents required to be delivered to Purchaser under this Agreement including this Agreement and all other documents identified in Section 10.

         12.2 Purchaser Deliveries. At the Closing, Purchaser will deliver to Shareholders:

                  (a)      the Initial Payment;

                  (b) An Employment Agreement in the form of Exhibit 5.1 executed by Purchaser for the benefit of each Key Employee; and

                  (c) all other documents required to be delivered to Shareholders under this Agreement including this Agreement and all other documents identified in
                           Section 11.

         12.3 Purchase of Garage Storage Cabinet Business. Purchaser grants to David Cunningham or his nominee ("GSC Buyer") an option to purchase Company's Garage Sale Cabinets business (the "GSC Business") on the following terms:

                  (a) GSC Buyer may purchase the business at any time during the 90 days that start on the second anniversary of the Closing. GSC Buyer must give Purchaser notice of the repurchase at least 30 days before the date on which they wish to purchase the GSC Business and are obligated to make the purchase if they give notice;

                  (b) the purchase will involve only (a) the name "Garage Storage Cabinets" and other intangible property rights, trademarks and tradenames used exclusively by the GSC Business (b) the inventory of GSC Business products as of the purchase date, and (c) customer lists, web site and other proprietary information related solely to the GSC Business. GSC Buyer will not purchase any equipment, leases, buildings, or real estate in connection with the purchase of the GSC Business and Purchaser will retain all such items; and

                  (c) GSC Buyer will pay, in cash on the date of purchase of the GSC Business, a total of (a) $50,000 plus (b) the book value of the GSC Business net assets acquired.

13.      TERMINATION.

         13.1 Rights to Terminate. A party may terminate this Agreement at any time before the Closing:

                  (a) by mutual written consent of Company, Shareholders, and Purchaser;

                  (b) by written notice to the other parties if the Closing has not occurred on or before August 31, 2001; or

                  (c)      by written notice to the other parties if

                           - a material representation or warranty of the another party was or has become inaccurate or untrue (except that, if the misrepresentation or breach is curable then this Agreement will not terminate until the responsible party has failed for 10 days after notice to cure the misrepresentation or breach); or

                           - another party has failed to comply with or perform under this Agreement (except that, if the misrepresentation or breach is curable then this Agreement will not terminate until the responsible party has failed for 10 days after notice to cure the misrepresentation or breach).

         13.2 Effect of Termination. If this Agreement is terminated, no party will have any liability or further obligation except for the Break Up Fee established in Section 13.3 below, unless the termination was a result of the party's (a) breach, (b) violation of its duties, obligations, representations, or warranties, or (c) fraud, bad faith, or willful misconduct. The Confidentiality Agreement will survive any termination and govern the parties' obligations with respect to Information and confidentiality.

         13.3 Break-Up Fee Payable by AI Research. If this Agreement is terminated:

                  (a)      by AI Research pursuant to Section 13.1(b), or

                  (b)      by Rockford pursuant to Section 13.1(c),

                  then AI Research will pay or cause to be paid to Rockford a fee equal to $150,000 in immediately available funds within two business days of the termination.

         13.4 Break-Up Fee Payable by Rockford. If this Agreement is terminated:

                  (a)      by Rockford pursuant to Section 13.1(b), or

                  (b)      by AI Research pursuant to Section 13.1(c),

                  then Rockford will pay or cause to be paid to AI Research a fee equal to $20,000 in immediately available funds within two business days of the termination.

14.      INDEMNIFICATION.

         14.1 By Purchaser. Purchaser will indemnify each Shareholder from, and will pay on their behalf, all Loss (whether or not resulting from third party claims) incurred as a result of any untrue representation made by Purchaser, any breach of warranty by Purchaser, or non-fulfillment of any of Purchaser's covenants or agreements stated in this Agreement;

         14.2 By Shareholders. Each Shareholder, jointly and severally with each other Shareholder, will indemnify and hold harmless Purchaser and (after the Closing Date) Company from, and will pay on their behalf, all Losses incurred as a result of any untrue representation made by Shareholders, any breach of warranty made by Shareholders, or non-fulfillment of any covenant or agreement (1) of Company in this Agreement to be performed at or prior to Closing or (2) Shareholders in this Agreement.

                  (a) Deductible. Except as otherwise provided in this Agreement, Shareholders will have no obligation to indemnify Purchaser and Company under this Section
                           14.2 unless the Losses suffered exceed $10,000 in the aggregate (and then only to the extent of the excess).

                  (b) Liability Limit. The aggregate liability of Shareholders under this Section 14.2 will not exceed the amount of (1) the Reserve plus (2) $400,000 in addition to the Reserve plus (3) the balance owing on the Earnout. The obligations of Shareholders under this Section 14.2 are subject to Section 15 below.

         14.3     Procedure.

                  (a) Notice and Assumption of Defense. Promptly after an indemnified party receives notice of any potential Loss, the party must give notice in writing to the indemnifying party. The indemnifying party must assume the defense of the Loss and the indemnified party will reasonably cooperate in connection with such defense.

                  (b) Payment of Defense Costs. If the indemnified party reasonably determines that separate counsel is necessary (whether due to the existence of different defenses, potential conflicts of interest or otherwise), or if the indemnifying party does not assume the defense, then the indemnified party may employ separate counsel, and the indemnifying party will pay such counsel's reasonable fees and disbursements as incurred.

                  (c) Settlement. An indemnifying party is not obligated to reimburse the costs of a settlement unless it has agreed to the settlement. An indemnifying party may not settle a claim unless the indemnified party consents, but if an indemnified party does not consent to a settlement agreed to by the opposing party and the indemnifying party, then the indemnifying party's indemnification obligation will not exceed (1) the amount of the agreed settlement plus (2) expenses incurred before the settlement could have been effected.

         14.4 Claims of Shareholders. No Shareholder will have any right to seek damages, reimbursement, indemnification, contribution, or similar rights from Company or any officer or employee of Company for Losses for which Shareholder is liable under this Section.

15. EXPIRATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement, or in any instrument or document furnished in connection with this Agreement, will survive the Closing and any investigation at any time by or on behalf of the parties as provided in this Section.

         15.1 Survival of Certain Representations and Warranties. The representations and warranties set forth in Section 6 and
                  Section 7 will survive only until six months after the Closing Date except to the extent that prior to that time one or more claims is submitted in writing to the indemnified party and identified as a claim for indemnification pursuant to this Agreement;

         15.2 Limit on Claims. A party may maintain a claim or action for indemnity under Section 14.2 after the expiration of the representation or warranty only if the party made the claim in writing before expiration.

         15.4 Exclusive Remedy. The indemnification provided by Shareholders in Section 14.2 is Purchaser's exclusive remedy for breach of any representation, warranty or covenant by Company or Shareholders, except that nothing in this Section limits Purchaser's remedies against a Shareholder in respect of fraud, intentional misrepresentations, or intentional omissions engaged in personally by Shareholder.

16. NOTICES. Notices under this Agreement must be in writing. Notices are deemed given:

         16.1     when personally delivered;

         16.2 when received by facsimile, e-mail, or overnight courier service; or

         16.3 on the fifth business day after mailing by first class registered mail, return receipt requested.

         Notices must be sent to the parties at the addresses stated on the signature page of this Agreement (or at any other address designated in a notice given by a party to change its address). Notices to a Shareholder under this Agreement are sufficient if given to Shareholders' Representative.

17.      CERTAIN COSTS.

         17.1 Costs of Proceedings. In any Proceeding arising under or related to this Agreement the prevailing party is entitled, in addition to other amounts it recovers, to have the other party pay all costs and expenses (including reasonable attorneys' fees) incurred in connection with the Proceeding.

         17.2 Expenses. Each party is solely responsible for its own expenses relating to the preparation, execution, and consummation of this Agreement and the transactions contemplated by this Agreement, except that expenses are recoverable as part of the damages owed by a party whose failure to perform its obligations results in the termination of this Agreement.

         17.3 Broker's Fees. Each party is solely responsible for, and indemnifies the other parties against, obligations to any broker, finder or intermediary retained by it.

18.      MISCELLANEOUS.

         18.1 Integration and Amendment. This Agreement, together with any confidentiality agreement, constitutes the entire agreement of the parties, and supersedes all prior agreements or understandings among the parties with respect to their subject matter. This Agreement may be amended only in a written agreement signed by all of the parties (except that, for amendments after the Closing, Shareholders' Representative may sign amendments on behalf of all Shareholders).

         18.2 Waivers. No waiver under this Agreement is valid unless it is in writing and signed by the party giving the waiver. A waiver of a particular matter does not waive a subsequent or similar matter.

         18.3 Binding Effect. This Agreement is binding upon, and inures to the benefit of, each party and its successors and assigns.

         18.4 No Benefit to Others. This Agreement is solely for the benefit of the parties (and their successors and assigns) and does not confer any rights on any other persons.

         18.5 Severability. The invalidity or unenforceability of any provision of this Agreement does not affect the other provisions. This Agreement is to be construed in all respects as if it excluded any invalid or unenforceable provision.

         18.6 Construction and Headings. Whenever a singular word is used in this Agreement it also includes the plural if required by the context, and vice versa. Paragraph headings are for convenience only and do not define or limit the contents of a paragraph.

         18.7 Cooperation. In order to carry out this Agreement, each party will cooperate, will take further action, and will execute and deliver further documents as reasonably requested by any other party.

         18.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together are one original.

         18.9 Governing Law. This Agreement is governed by the internal Laws of Arizona. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the federal and state courts located in Maricopa County, Arizona.


         [Signature Page is on the following page]

19. EFFECTIVE DATE. This Agreement is executed and effective as of ___________, ____.

                           Rockford Corporation, an Arizona corporation


                           By:
                              --------------------------------------------------
                                President

                           By:
                              --------------------------------------------------
                                Secretary

                           Address:
                                 -----------------------------------------------

                                   Telephone  (     )
                                                      --------------------
                                   Facsimile  (     )
                                                      --------------------

                           AI Research, Inc., an Oklahoma corporation


                           By:
                              --------------------------------------------------
                                President

                           By:
                              --------------------------------------------------
                                Secretary

                           Address:
                                 -----------------------------------------------

                                   Telephone  (     )
                                                      --------------------
                                   Facsimile  (     )
                                                      --------------------

The undersigned consents to appointment as Shareholders' Representative under this Agreement, agrees to serve in such capacity at and after the Closing (subject to removal or resignation as permitted under the Agreement), and agrees to be bound by the terms of the Agreement.

                           ----------------------------------------
                                    [Name]

                           Address:
                                    --------------------------------------------

                                    --------------------------------------------
\
                                    --------------------------------------------

                                      Telephone  (     )
                                                         --------------------
                                      Facsimile  (     )
                                                         --------------------

                           Shareholder's Signature Page

The Shareholder identified below joins in and agrees that it is bound by the Stock Purchase Agreement. Shareholder authorizes Company and Purchaser to attach this Signature Page to the Agreement.


                            Printed Name:
                                         ---------------------------------------

                             ---------------------------------------------------
                                          Individual's Signature

                                             OR


                            By:
                               -------------------------------------------------
                                  President


                            By:
                               -------------------------------------------------
                                  Secretary

                                             OR

                            Name of Attorney:
                                             -----------------------------------

                             ---------------------------------------------------
                                        Attorney in Fact's Signature
                                        (Power of Attorney Attached)

                            Address:
                                    --------------------------------------------

                            ----------------------------------------------------

                            Attention:
                                      ------------------------------------------
                            Telephone  (     )
                                               --------------------------
                            Facsimile  (     )
                                               --------------------------

                                 Exhibit 4.1(c)
                       Net Sales and Gross Profit Targets

      The earnout payment under Section 4.1(c) will be paid quarterly over the first 12 quarters after the Closing, beginning with the 4th Quarter of 2001 and ending with the 3rd Quarter of 2004. Payments will be made quarterly based on achievement of

         (a)      quarterly business plan sales budget, and

         (b)      gross margin percentage budget

established by AI Research and approved by both Rockford and Shareholders. Each budget will be established before the Closing

      Payments in any quarter are payable if AI Research achieves at least:

         (a)      ____% of the budgeted net sales in the quarter, and

         (b)      ____% of the budgeted gross margin percentage.

For this purpose, "gross margin percentage" means (net sales minus (standard material costs plus purchase price variances plus inbound freight)) divided by net sales. In computing AI Research sales, Rockford will include the following product lines:

      -  Q-Logic

      -  Kenwood OEM

      -  Rockford-Q

      -  Lightning-Q

      -  Garage Storage Cabinets

      If AI Research achieves these targets in a quarter, then Rockford will pay a contingent payment for the quarter based on a percentage of net sales. The percentage will be equal to the amount necessary to pay the full $500,000 contingent earnout if AI Research achieves 100% of its quarterly sales budgets (and the required gross margin percentage) over 12 quarters. The maximum payment, over the full 12 quarters, is $500,000, but if AI Research exceeds its budget goals then the earnout may be fully paid in less than 12 quarters.

      At the end of 12 quarters, if any quarterly payment was withheld because of AI Research's failure to achieve the budgeted net sales and gross margin percentages in the quarter, Rockford will pay the amount of the withheld payment (up to a maximum aggregate payment of $500,000 including prior payments under this Exhibit) if AI Research has achieved at least

         (a) _____% of the budgeted net sales in the full 12 quarter period, and

         (b) _____% of the budgeted gross margin percentage for the full 12 quarter period.

                                AI RESEARCH, INC.
                             SCHEDULES FOR AGREEMENT

                                 EXHIBIT 4.2(b)

DEBT

The Company has the following bank debt outstanding at June 30, 2001:

Note Payable - Line of Credit       $1,555,003
Note Payable - Forklift             $        0
Note Payable - S&R                  $  366,826

The above amounts for bank debt are principal amounts only. Additionally, the Company may owe amounts for unpaid interest from the last payment date through June 30, 2001.

                                  SCHEDULE 5.1
                              EMPLOYMENT AGREEMENT

Attached are the Employment Agreements with the Key Employees - David Cunningham and William Basore.

                                 EXHIBIT 5.1(a)
                    EMPLOYMENT AGREEMENT OF DAVID CUNNINGHAM

                              EMPLOYMENT AGREEMENT

           This Agreement is between Rockford Corporation, an Arizona corporation, ("Rockford") and David Cunningham ("Employee"). Rockford and Employee agree as follows:

1. RECITALS.

     1.1 Rockford's Business. Rockford's principal business is the design, manufacture, and sale of high-performance car audio products. Rockford has purchased Audio Innovations, Inc., from Employee and other former shareholders of Audio Innovations to expand Rockford's car audio business.

     1.2 Employee Experience. Employee has worked in the car audio industry and was an officer of Audio Innovations before Rockford bought it.

     1.3 Agreement for Employment. In connection with Rockford's purchase of Audio Innovations, Rockford recognizes Employee's potential contribution to Rockford's growth and desires to enter into an employment agreement with Employee.

     1.4 Agreement Purpose. This Agreement states the terms of Rockford's employment of Employee.

2. EMPLOYMENT. Rockford employs Employee and Employee accepts employment, subject to the terms and conditions of this Agreement.

3. TITLE AND DUTIES.

     3.1 Title and Reporting. Employee will serve as Managing Director of Audio Innovations. Employee will have the responsibilities and duties assigned by, and will report to the person designated by Rockford's President and Chief Executive Officer. Employee will initially report to Dave Boshes, Rockford's Vice President of Operations.

     3.2  Duties. Employee's initial duties are to:

          (a) serve as Managing Director for Audio Innovations focusing on its business;

          (b) participate as a member of Rockford's management group with duties as assigned by Rockford's President and Chief Executive Officer;

          (c) participate with other members of the Audio Innovations management team, as designated by Rockford's President and Chief Executive Officer, to:

               (1) direct all aspects of Audio Innovations' business activities and ensure the adequacy and soundness of its financial structure, operations, employee relations, and short and long-range growth, including the growth and operation of Audio Innovations' Kenwood OEM and Garage Storage Cabinets businesses;

               (2) establish Audio Innovations' overall objectives, policies, and plans relating to its accessories business;

               (3)  develop new business; and

               (4)  develop programs to encourage successful future management.

     3.3 No Reduction of Duties; Limitation on Moves. Rockford may not change Employee's duties in a manner that would substantially reduce Employee's responsibilities for management of Audio Innovations' business unless Employee consents to the change. Rockford may not require Employee to move to a location outside the Stillwater, Oklahoma area unless Employee consents.

4. COMPENSATION.

     4.1 Base Compensation. Rockford will pay Employee a base salary of XXXXX* annually. Rockford will pay Employee using its regular payroll practices. Payments are subject to the normal and regular Employee's portion of withholding tax, workers' compensation and unemployment tax, and other lawful deductions in the state where Employee is located.

     4.2 Participation in Bonus Plan. Rockford will also pay Employee a bonus based on (a) Rockford's profit sharing plan as approved by the board of directors and (b) its evaluation of Employee's performance each year. Rockford's President and Chief Executive Officer will recommend, and its compensation committee and board of directors will approve, Employee's bonus annually, at their discretion. Bonuses are paid based on Rockford's performance (including net income before taxes, net operating income, net cash flow, return on equity, increase in shareholder equity, and corporate transactions). Employee's target bonus is a XXXXX* but Employee acknowledges that bonuses are discretionary, may vary in amount from the target, and may not be paid depending upon the decisions of Rockford's compensation committee and board of directors.

     4.3 Changes of Compensation. After the first year of the Agreement, Rockford and Employee will meet and adjust Employee's compensation to take account of changes in the cost of living and of Employee's duties for and performance at Rockford. Rockford's may increase Employee's compensation in excess of the cost of living, at its discretion.


         *Confidential information redacted and filed separately with the Commission.

5. TERM AND TERMINATION.

     5.1 Term. The Agreement is for a term commencing on the effective date of Rockford's purchase of Audio Innovations and expiring three years thereafter.

     5.2 Termination. Either party may terminate this Agreement (a) for any reason at any time by giving 30 days written notice of termination or
          (b) for cause by giving written notice of termination. Termination will not affect the obligations of Employee and Rockford which survive termination. In this Agreement, "Cause" for termination means:

          (a) Employee's indictment, conviction or plea of guilty to any act or acts constituting a felony under the laws of the United States, any state or any foreign jurisdiction,

          (b) Employee's failing or refusing, after a 30-day written notice from Rockford and an opportunity for Employee to cure, to comply in a material respect with Rockford's policies, written or otherwise, or with the material duties and obligations imposed under this Agreement,

          (c) any act by Employee that is unlawful or brings Rockford into disrepute unless Employee believed in good faith that the act was lawful and not opposed to Rockford's best interests, or

          (d) any act by Employee involving theft or dishonesty involving $1,000 or more of Rockford's property

     5.3  Continuation of Base Compensation and Medical Insurance. If

          (a)  Rockford terminates this Agreement for cause,

          (b)  Employee terminates this Agreement, or

          (c)  Employee dies or becomes permanently disabled

               then Rockford is not required to pay Employee after the termination of the Agreement. If this Agreement is terminated for any other reason, then Rockford will continue (1) to pay Employee his base compensation under section 4.1 for the remaining term of this Agreement and (2) to provide medical insurance comparable to that provided on the termination date for 6 months after the termination of this Agreement.

6. BENEFITS AND POLICIES.

     6.1 Benefit Plans. In addition to the compensation described above, Employee may participate in all fringe benefit plans made available to Rockford employees located at Audio Innovations' location. To the extent permitted by law and the applicable benefit plans, Employee will be credited with time of service based on continuous periods of employment for either Rockford or Audio Innovations (Employee acknowledges that tax law and the terms of benefit plans may restrict Rockford's right to apply this rule in the case of Rockford's 401 (k) plan and other tax advantaged benefit plans. Rockford will use its best efforts to credit Employee with time of service on this basis to the extent permitted by the rules governing such plans).

     6.2 Leave. Employee may take reasonable vacation, holiday, and sick leave, subject to Rockford's reasonable limits and procedures as applied to all Rockford employees. For purposes of computing the amount of leave available to Employee, Employee will be credited with time of service based on all prior periods of employment for either Rockford or Audio Innovations. Employee must adjust his vacation and holiday schedule as necessary to satisfy Rockford's reasonable business needs.

     6.3 Expenses. Rockford will reimburse Employee for reasonable expenses incurred in connection with Employee's employment, on a basis consistent with Rockford's reimbursement of other employees and subject to Rockford's right to approve all expenses in advance. Rockford may adopt reasonable policies for reimbursement of expenses, may require receipts or other appropriate evidence of each expense, and may review the reasonableness of each expense.

     6.4 Employee Manual. All other terms of Employee's employment will be governed by Rockford's employee manual. Rockford reserves the right unilaterally to amend the employee manual, from time to time, and Employee will be subject to changes made so long as they are applied to all employees.

     6.5 Stock Options. Employee will participate in Rockford's 1997 and 1994 Stock option plans on the same basis as other Rockford management employees. Rockford's Compensation Committee will determine the amount and terms of options awarded to Employee. All options are subject to the terms of the plans.

     6.6 No Car. Employee acknowledges that Rockford policy is not to provide a company car to any employee. At Closing, Rockford will pay Employee a one-time allowance of XXXXX* in connection with the termination of car arrangements provided by Audio Innovations.


         *Confidential material redacted and filed separately with the Commission.

7. NON-COMPETITION. During:

     (a) the term of this Agreement and for one year after this Agreement terminates or expires; and

     (b) any period after the term when Employee is receiving payments of base compensation (but Employee may elect to terminate payments of base compensation to terminate this period)

     Employee will not engage in, plan for, organize, work for, or assist, directly or indirectly, any business that manufactures or distributes car audio products in North America (excluding businesses that sell car audio products only at retail).

8. CONFIDENTIAL INFORMATION. During and after the term of Employee's employment, Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, all trade secrets and other proprietary or confidential information and data concerning Rockford, Audio Innovations, or their business ("Confidential Information"). Employee will not, during or after the term of this Agreement, use (either alone or with others), disclose to any person, or encourage anyone else to disclose any Confidential Information except within the scope of Employee's duties and responsibilities for Rockford and Audio Innovations or with Rockford's consent.

9. RETURN OF ROCKFORD DOCUMENTS. Upon termination of this Agreement, Employee will return to Rockford all records and documents of or pertaining to Rockford or Audio Innovations (including, but not limited to, customer lists, names, or addresses). Employee will not make, retain, or give to any other person any copy or extract of any such record or document. "Record" includes but is not limited to, information stored on computer.

10. NON SOLICITATION. During and after the term of this Agreement, Employee will not solicit, or assist others to solicit, any persons who were, at any time during the term of Employee's employment, employed by, customers of, or solicited to become customers of Rockford or Audio Innovations.

11. ACTIONS. Employee acknowledges that it would be difficult to determine damages, and Rockford will not have an adequate remedy at law, if Employee breaches this Agreement. Accordingly, if Employee breaches this Agreement, Rockford may seek injunctive relief to enforce this Agreement. Nothing in this section limits or excludes any and all other rights, including rights to money damages, granted to Rockford in law or equity.

12. Reformation and Severability. If a section of this Agreement is deemed unreasonable as to time or scope by any court or arbitrator, then such court or arbitrator may modify the section so that it is reasonable and must then enforce the section as modified. If a section of this Agreement is deemed unreasonable by a court or arbitrator and cannot be modified so that it is reasonable, such section is severable from the remainder of this Agreement, which must be enforced according to its terms.

13. Non-delegability of Employee's Rights. The obligations, rights and benefits of Employee under this Agreement are personal and may not be delegated, assigned, or transferred without written consent from Rockford.

14. Assignment by Rockford. Rockford may assign its rights under this Agreement to another business that (1) is controlled by or affiliated with Rockford or
    (2) acquires Rockford or the assets of Rockford used in connection with Employee's employment. After any such assignment all references in this Agreement to "Rockford" will, where appropriate, be deemed to refer to the assignee.

15. Notices. Notices under this Agreement must be in writing and are effective upon delivery or three days after mailing, certified or registered mail, return receipt requested, to the party's addresses stated on the signature page of this Agreement. A party may change its address by giving the other party notice of the change.

16. ENTIRE AGREEMENT AND AMENDMENT. This Agreement is the entire agreement of the parties with respect to Employee's employment and may be amended only by a written document signed by both parties.

20. Governing Law. Arizona law will govern this Agreement.

21. Attorneys' Fees. In any proceeding arising out of this Agreement, the prevailing party is entitled to reasonable attorneys' fees, costs and other expenses incurred in connection with such proceeding.

22. ARBITRATION. If the parties cannot resolve a dispute arising out of this Agreement or out of Employee's employment, they will submit it to binding arbitration in metropolitan Phoenix, Arizona. The arbitration will be before a single arbitrator, or, if the parties cannot agree upon a single arbitrator, before a panel of three arbitrators, one selected by each party (within 10 days after notice of a dispute and failure to agree upon a single arbitrator) and a third appointed by the arbitrators selected by the parties. The rules for commercial arbitration of the American Arbitration Association, as amended to the date of the proceedings, will govern selection of arbitrators and all arbitration proceedings. Any court having jurisdiction may enter judgment upon the award. The arbitrators must render a decision within 30 days after their appointment and may award the costs of arbitration as they see fit.

23. Execution and Effective Date. This Agreement is executed on ________, and is effective as of ,


                                  "Rockford"

                                 Rockford Corporation, an Arizona corporation

                                 By
                                       President

                                 Address:

                                 "EMPLOYEE"

                                       David Cunningham

                                 Address:

                                 EXHIBIT 5.1(b)
                     EMPLOYMENT AGREEMENT OF WILLIAM BASORE

                              EMPLOYMENT AGREEMENT

           This Agreement is between Rockford Corporation, an Arizona corporation, ("Rockford") and William Basore ("Employee"). Rockford and Employee agree as follows:

1.   RECITALS.

     1.1 Rockford's Business. Rockford's principal business is the design, manufacture, and sale of high-performance car audio products. Rockford has purchased AI Research, Inc., from Employee and other former shareholders of AI Research to expand Rockford's car audio business.

     1.2 Employee Experience. Employee has worked in the car audio industry and was an officer of AI Research before Rockford bought it.

     1.3 Agreement for Employment. In connection with Rockford's purchase of AI Research, Rockford recognizes Employee's potential contribution to Rockford's growth and desires to enter into an employment agreement with Employee.

     1.4 Agreement Purpose. This Agreement states the terms of Rockford's employment of Employee.

2. EMPLOYMENT. Rockford employs Employee and Employee accepts employment, subject to the terms and conditions of this Agreement.

3.   TITLE AND DUTIES.

     3.1 Title and Reporting. Employee will serve as National Accounts Manager for Rockford. Employee will have the responsibilities and duties assigned by, and will report to the person designated by Rockford's President and Chief Executive Officer. Employee will initially report to Dan McLeod, Rockford's Vice President of Sales.

     3.2  Duties. Employee's initial duties are to:

          (a) serve as National Accounts Manager for Rockford focusing on national accounts for its Rockford Fosgate, Lightning Audio, and Q-Logic brands. National accounts include Best Buy, Circuit City, Crutchfield and possible OEM accounts; and

          (b) participate as a member of Rockford's management group with duties as assigned by Rockford's President and Chief Executive Officer.

     3.3 No Reduction of Duties; Limitation on Moves. Rockford may not change Employee's duties in a manner that would substantially reduce Employee's responsibilities for management of Rockford's business unless Employee consents to the change. Rockford may not require Employee to move to a location outside the metropolitan Phoenix, Arizona area unless Employee consents.

     3.4 Patent. Upon execution of this Agreement, Employee will transfer to Rockford all rights and interest in the box ring invention, including the patent and patent application that is currently pending. Employee acknowledges that Rockford will not make any royalty or other payments related to this invention. Rockford will reimburse Employee for the actual filing costs Employee has incurred in connection with filing of the patent application upon presentation of reasonable evidence of the amount of such filing costs.

4.   COMPENSATION.

     4.1 Base Compensation. Rockford will pay Employee a base salary of (a) $xxxxx* annually from the date of this Agreement through January 31, 2002 and (b) $xxxxx* annually beginning on February 1, 2002. Rockford will pay Employee using its regular payroll practices. Payments are subject to the normal and regular Employee's portion of withholding tax, workers' compensation and unemployment tax, and other lawful deductions in the state where Employee is located.

     4.2 Commission. Beginning on February 1, 2002, Rockford will pay Employee commissions at a rate equal to a percentage of net sales to National Accounts for which Employee is responsible. Rockford will establish the commission percentage so that the target annual commission paid to Employee, assuming Employee achieves reasonable sales goals, is $xxxxx*. Rockford will make commission payments on the following basis:

          (a) Computation. Commissions are based on net invoice price, defined as the lowest price at which the invoice may be discharged through payment on the day after its presentation. Net invoice price is exclusive of shipping or mailing costs, taxes, insurance, discounts, allowances, and credits, including but not limited to discounts and allowances from promotions, cooperative advertising accruals, rebates, and cash discounts;

          (b) Accrual and Payment. Commissions are accrued when an order is shipped and are payable in accordance with Rockford's regular commission payment practices for all employees who earn sales commissions;

          (c) Returns. The net invoice price of products returned, and of products sold but not paid for within 90 days after Rockford's invoice is presented, will be subtracted in computing the net sales; and

          (d) Exclusions and Exceptions. Sales to employees and sales of repair parts do not earn commissions. Accommodation sales to sales representatives, distributors, or dealers (or their employees) and "demo" sales also do not earn commissions.

     4.3 Participation in Bonus Plan. Rockford will also pay Employee a bonus based on (a)

     * Confidential information redacted and filed separately with the Commission.

          Rockford's bonus plan as approved by the board of directors and (b) its evaluation of Employee's performance each year. Rockford's President and Chief Executive Officer will recommend, and its compensation committee and board of directors will approve, Employee's bonus annually, at their discretion. Bonuses are paid based on Rockford's performance (including net income before taxes, net operating income, net cash flow, return on equity, increase in shareholder equity, and corporate transactions). Employee's target bonus is $xxxxx*, but Employee acknowledges that bonuses are discretionary, may vary in amount from the target, and may not be paid depending upon the decisions of Rockford's compensation committee and board of directors.

     4.4 Changes of Compensation. After the first year of the Agreement, Rockford and Employee will meet and adjust Employee's compensation to take account of changes in the cost of living and of Employee's duties for and performance at Rockford. Rockford's may increase Employee's compensation in excess of the cost of living, at its discretion.

5.   TERM AND TERMINATION.

     5.1 Term. The Agreement is for a term commencing on the effective date of Rockford's purchase of AI Research and expiring three years thereafter.

     5.2 Termination. Either party may terminate this Agreement (a) for any reason at any time by giving 30 days written notice of termination or
          (b) for cause by giving written notice of termination. Termination will not affect the obligations of Employee and Rockford which survive termination. In this Agreement, "Cause" for termination means:

          (a) Employee's indictment, conviction or plea of guilty to any act or acts constituting a felony under the laws of the United States, any state or any foreign jurisdiction,

          (b) Employee's failing or refusing, after a 30-day written notice from Rockford and an opportunity for Employee to cure, to comply in a material respect with Rockford's policies, written or otherwise, or with the material duties and obligations imposed under this Agreement,

          (c) any act by Employee that is unlawful or brings Rockford into disrepute unless Employee believed in good faith that the act was lawful and not opposed to Rockford's best interests, or

          (d) any act by Employee involving theft or dishonesty involving $1,000 or more of Rockford's property

     5.3  Continuation of Base Compensation and Medical Insurance. If

          (a)  Rockford terminates this Agreement for cause,

          (b)  Employee terminates this Agreement, or


     * Confidential information redacted and filed separately with the Commission.

          (c)  Employee dies or becomes permanently disabled

          then Rockford is not required to pay Employee after the termination of the Agreement. If this Agreement is terminated for any other reason, then Rockford will continue(1) to pay Employee his base compensation under section 4.1 for the remaining term of this Agreement and (2) to provide medical insurance comparable to that provided on the termination date for 6 months after the termination of this Agreement.

6.   BENEFITS AND POLICIES.

     6.1 Benefit Plans. In addition to the compensation described above, Employee may participate in all fringe benefit plans made available to Rockford employees located at Rockford's Tempe, Arizona location. To the extent permitted by law and the applicable benefit plans, Employee will be credited with time of service based on continuous periods of employment for either Rockford or AI Research (Employee acknowledges that tax law and the terms of benefit plans may restrict Rockford's right to apply this rule in the case of Rockford's 401(k) plan and other tax advantaged benefit plans. Rockford will use its best efforts to credit Employee with time of service on this basis to the extent permitted by the rules governing such plans).

     6.2 Leave. Employee may take reasonable vacation, holiday, and sick leave, subject to Rockford's reasonable limits and procedures as applied to all Rockford employees. Employee will earn vacation leave at a rate of 4 weeks per year. For purposes of computing the amount of leave available to Employee, Employee will be credited with time of service based on all prior periods of employment for either Rockford or AI Research. Employee must adjust his vacation and holiday schedule as necessary to satisfy Rockford's reasonable business needs.

     6.3 Expenses. Rockford will reimburse Employee for reasonable expenses incurred in connection with Employee's employment, on a basis consistent with Rockford's reimbursement of other employees and subject to Rockford's right to approve all expenses in advance. Rockford may adopt reasonable policies for reimbursement of expenses, may require receipts or other appropriate evidence of each expense, and may review the reasonableness of each expense.

     6.4 Moving Expenses. Rockford will reimburse, or pay on Employee's behalf, reasonable costs associated with moving Employee's household and other personal goods from Employee's current residence in Stillwater, Oklahoma, to Tempe, Arizona. Employee will cooperate with Rockford to select a moving company acceptable to Rockford to carry out the move. Rockford will also provide reasonable temporary housing for up to 90 days at Employee's new location.

     6.5 Employee Policies and Procedures. All other terms of Employee's employment will be governed by Rockford's employee policies and procedures. Rockford reserves the right unilaterally to amend the policies and procedures, from time to time, and Employee will be subject to changes made so long as they are applied to all employees.

     6.6 Stock Options. Employee will participate in Rockford's 1997 and 1994 stock option plans on the same basis as other Rockford management employees. Rockford's Compensation Committee will determine the amount and terms of options awarded to Employee. All options are subject to the terms of the plans.

7.   NON-COMPETITION. During:

     (a) the term of this Agreement and for one year after this Agreement terminates or expires; and

     (b) any period after the term when Employee is receiving payments of base compensation (but Employee may elect to terminate payments of base compensation to terminate this period)

     Employee will not engage in, plan for, organize, work for, or assist, directly or indirectly, any business that sells, manufactures or distributes car audio products in North America (excluding businesses that sell car audio products only at retail).

8. CONFIDENTIAL INFORMATION. During and after the term of Employee's employment, Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, all trade secrets and other proprietary or confidential information and data concerning Rockford, AI Research, or their business ("Confidential Information"). Employee will not, during or after the term of this Agreement, use (either alone or with others), disclose to any person, or encourage anyone else to disclose any Confidential Information except within the scope of Employee's duties and responsibilities for Rockford and AI Research or with Rockford's consent.

9. RETURN OF ROCKFORD DOCUMENTS. Upon termination of this Agreement, Employee will return to Rockford all records and documents of or pertaining to Rockford or AI Research (including, but not limited to, customer lists, names, or addresses). Employee will not make, retain, or give to any other person any copy or extract of any such record or document. "Record" includes but is not limited to, information stored on computer.

10. NON SOLICITATION. During and after the term of this Agreement, Employee will not solicit, or assist others to solicit, any persons who were, at any time during the term of Employee's employment, employed by, customers of, or solicited to become customers of Rockford or AI Research.

11. ACTIONS. Employee acknowledges that it would be difficult to determine damages, and Rockford will not have an adequate remedy at law, if Employee breaches this Agreement. Accordingly, if Employee breaches this Agreement, Rockford may seek injunctive relief to enforce this Agreement. Nothing in this section limits or excludes any and all other rights, including rights to money damages, granted to Rockford in law or equity.

12. REFORMATION AND SEVERABILITY. If a section of this Agreement is deemed unreasonable as to time or scope by any court or arbitrator, then such court or arbitrator may modify the section so that it is reasonable and must then enforce the section as modified. If a section of this Agreement is deemed unreasonable by a court or arbitrator and cannot be modified so that it is reasonable, such section is severable from the remainder of this Agreement, which must be enforced according to its terms.

13. NON-DELEGABILITY OF EMPLOYEE'S RIGHTS. The obligations, rights and benefits of Employee under this Agreement are personal and may not be delegated, assigned, or transferred without written consent from Rockford.

14. ASSIGNMENT BY ROCKFORD. Rockford may assign its rights under this Agreement to another business that (1) is controlled by or affiliated with Rockford or (2) acquires Rockford or the assets of Rockford used in connection with Employee's employment. After any such assignment all references in this Agreement to "Rockford" will, where appropriate, be deemed to refer to the assignee.

15. NOTICES. Notices under this Agreement must be in writing and are effective upon delivery or three days after mailing, certified or registered mail, return receipt requested, to the party's addresses stated on the signature page of this Agreement. A party may change its address by giving the other party notice of the change.

16. ENTIRE AGREEMENT AND AMENDMENT. This Agreement is the entire agreement of the parties with respect to Employee's employment and may be amended only by a written document signed by both parties.

20.  GOVERNING LAW. Arizona law will govern this Agreement.

21. ATTORNEYS' FEES. In any proceeding arising out of this Agreement, the prevailing party is entitled to reasonable attorneys' fees, costs and other expenses incurred in connection with such proceeding.

22. ARBITRATION. If the parties cannot resolve a dispute arising out of this Agreement or out of Employee's employment, they will submit it to binding arbitration in metropolitan Phoenix, Arizona. The arbitration will be before a single arbitrator, or, if the parties cannot agree upon a single arbitrator, before a panel of three arbitrators, one selected by each party (within 10 days after notice of a dispute and failure to agree upon a single arbitrator) and a third appointed by the arbitrators selected by the parties. The rules for commercial arbitration of the American Arbitration Association, as amended to the date of the proceedings, will govern selection of arbitrators and all arbitration proceedings. Any court having jurisdiction may enter judgment upon the award. The arbitrators must render a decision within 30 days after their appointment and may award the costs of arbitration as they see fit.

23. EXECUTION AND EFFECTIVE DATE. This Agreement is executed on , _____ and is effective as of ___________, ______.

                                 "Rockford"

                                 Rockford Corporation, an Arizona corporation



                                 By
                                    --------------------------------------------
                                       President

                                 Address:
                                                  ----------------------

                                                  ----------------------

                                 "EMPLOYEE"



                                    --------------------------------------------
                                       William Basore

                                 Address:
                                                  ----------------------

                                                  ----------------------

                                  SCHEDULE 5.2
                                    EMPLOYEES

Attached is a listing of all employees of the Company as of the date of the Stock Purchase Agreement.

                               EMPLOYEE AGREEMENT

In exchange for being employed (both past and future) by Wolf Corporation, its subsidiaries, affiliates, or successors ("Wolf"), I agree that while working for
Wolf:

1. I have and will continue to perform my assigned duties, comply with all Wolf instructions and regulations, and devote my best efforts to Wolf's interests. I will not, without Wolf's prior written consent, engage in any other job or activity detrimental to Wolf's interests.

2. I have and will continue to promptly disclose and do hereby assign to Wolf my entire rights in all designs, trademarks, copyrights, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works:

      (a) related in any way to my work at Wolf (whether or not during normal working hours);

      (b) related in any way to Wolf's business or to Wolf's actual or demonstrably anticipated research or development; or

      (c) aided by the use of Wolf equipment, supplies, facilities or trade secret information.

      This disclosure and assignment is and will be made without additional compensation and solely in consideration of the compensation paid for my usual work. I am not conveying rights in designs, trademarks, copyrights, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works I made prior to working for Wolf which are identified in an attached sheet (which contains no confidential information). I understand that I am not required to assign any design, trademark, copyright, discovery, formula, process, manufacturing technique, trade secret, invention, improvement, idea or copyrightable work where:

      (1) no Wolf equipment, supplies, facilities or trade secret information were used;

      (2)   the invention was developed entirely on my own time;

      (3) the invention does not relate to Wolf's business or to Wolf's actual or demonstrably anticipated research or development; and

      (4)   the invention does not result from my Wolf work.

3. I will during and after my Wolf employment, do whatever is requested by Wolf, at its expense to sign documents or otherwise assist in obtaining and enforcing Wolf's rights throughout the world in the assigned items.

4. I have and will continue to hold in confidence and not use or disclose without Wolf's written authorization any confidential information (technical or otherwise) I obtain or create during the period of my employment. Confidential information includes all information that pertains to any aspect of Wolf's business and is either:

      (a)   unknown to actual or potential competitors of Wolf; or

      (b)   proprietary information of Wolf, its customers or suppliers.

      I will hold this information in confidence until it becomes generally known (other than through breaches of this agreement or other similar agreements). I will not make unauthorized copies of such information and will return to Wolf upon my termination or upon Wolf's request, all tangible forms of such information including drawings, computerized data or programs, specifications, documents, devices, models or any other material.

5. I represent that I have not brought and will not bring or use in the performance of my duties at Wolf any proprietary or confidential information (whether or not in writing) of a former employer without that employer's written authorization.

6. This agreement (a) survives my employment by Wolf, (b) does not in any way restrict my right or the right of Wolf to terminate my employment, (c) inures to the benefit of successors and assigns to Wolf, and (d) is binding upon my heirs and legal representatives.

7. I certify that to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement except as specifically identified below.

8. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

The effective date of this Agreement is the date my employment began at Wolf.

Wolf                                    EMPLOYEE


By                                          By
   ---------------------------------          ---------------------------
   Director of Human Resources

                                            Printed Name
                                                        ------------------------

                                   EXHIBIT 5.2
                               INVENTION AGREEMENT

Attached is the standard Purchaser Invention Agreement to be signed by all employees of the Company.

                                  SCHEDULE 6.1
                         LEGAL JURISDICTIONS OF COMPANY

The Company is qualified to do business and is in good standing in each of the following jurisdictions:

State of Oklahoma

                                  SCHEDULE 6.6
              RECORD AND BENEFICIAL OWNERS OF COMPANY COMMON STOCK

The following persons are the record and beneficial owners of Company stock at the date of the Stock Purchase Agreement:

David Cunningham                    250 shares of common stock
Yvonne Cunningham                   250 shares of common stock
William Basore                       50 shares of common stock

There are no Encumbrances, rights of first refusal, preemptive rights or other restrictions on the shares listed above.

The Shareholders and Purchaser have agreed that David and/or Yvonne Cunningham may, prior to the Closing Date, purchase the Company shares owned by William Basore. If this occurs, David and/or Yvonne Cunningham will tender all of the Company shares to Purchaser at the Closing.

                                 SCHEDULE 6.7(a)
                          TRANSACTIONS WITH AFFILIATES

The Company leases its office, manufacturing, storage and parking space from the Shareholders. The leases are described further in Schedule 6.17. The Shareholders are also employees of the Company and receive wages for the services provided. The Company provides (at no cost to employees) leased vehicles to David Cunningham, Yvonne Cunningham and Mike Mitchell.

                                 SCHEDULE 6.7(b)

RELATED PARTY BALANCES

The Company has the following related party balances at the date of the Stock Purchase Agreement:

The Company has advances receivable from employees totaling $22,232 at June 30, 2001.

A/R - Southern Plains $14,818 Southern Plains was a company owned by Don Mitchell, an employee of the Company. This account receivable is probably uncollectible.

The Company leases its office, manufacturing, storage and parking space from the Shareholders.

The Company provides leased automobiles to David Cunningham, Yvonne Cunningham and Michael Mitchell. The leases are included in Schedule ___.

The Company has accrued but not paid salaries for the period June 16, 2001-June 30, 2001 and matching 401k plan contributions for David Cunningham, Yvonne Cunningham, William Basore and Michael Mitchell (and other employees).

The Company owes various amounts to financial and legal consultants for services provided prior to the date of the Stock Purchase Agreement.

The Company has accrued amounts for vacation pay, payroll and related payroll taxes and withholdings for employees and shareholders as of the date of the Stock Purchase Agreement.

The accrual for vacation pay has not been reviewed since December 31, 2000 and may need to be adjusted as of June 30, 2001.

David Cunningham and Yvonne Cunningham have personally guaranteed the line of credit with Stillwater National Bank. Purchaser will cancel the personal guarantees by David Cunningham and Yvonne Cunningham of any Company obligations as of the Closing Date.

The Company provides (at no cost to employees) leased vehicles to David Cunningham, Yvonne Cunningham and Mike Mitchell.

                                 SCHEDULE 6.7(c)
                               SHAREHOLDER ASSETS

The Company leases its office, manufacturing, storage and parking space from the Shareholders. The leases are described further in Schedule 6.17. The Shareholders are also employees of the Company and receive wages for the services provided.

                                  SCHEDULE 6.8
                                 GAAP EXCEPTIONS

The Company's Financial Statements are not prepared in accordance with GAAP due to the following items:

The Financial Statements are prepared on the accounting basis used by the Company for income tax purposes, which is a comprehensive basis of accounting other than GAAP. Adjustments may be necessary for the following items, if the amounts were deemed to be material.

The omission of footnotes to the financial statements.

The omission of a Statement of Cash Flows, except for the June 30, 2001 Financial Statements.

Depreciation is calculated on an accelerated MACRS method used for income tax purposes rather than in accordance with a GAAP method.

Advance payments from customers are recorded as income as received, in accordance with income tax requirements.

No warranty reserve is recorded.

No reserve for product returns is recorded.

No allowance for possible bad debts or uncollectible accounts receivable is recorded.

No adjustment is made to record inventory at lower of cost or market value.

                                  SCHEDULE 6.9
                             UNDISCLOSED LIABILITIES

The Company has the following unrecorded liabilities as of the date of the Stock Purchase Agreement:

The cost of providing products for advance payments received under the Q-Forms Program. Product warranty reserves. Reserves for possible product returns.

                                  SCHEDULE 6.10
                                   LITIGATION

None.

                                  SCHEDULE 6.12
                                      TAXES

The Company has not paid its Franchise Taxes or Property Taxes for 2001. These taxes are due after the date of the Stock Purchase Agreement.

                                  SCHEDULE 6.13
                   COMPLIANCE WITH LAWS, PERMITS AND CONTRACTS

None.

                                  SCHEDULE 6.14
                    ENFORCEABILITY OF CONTRACTS, NO DEFAULTS

None.

                                  SCHEDULE 6.15
                                 PRODUCT RECALLS

 None.

                                  SCHEDULE 6.16
                              ENVIRONMENTAL MATTERS

None.

                                  SCHEDULE 6.17
                                   PROPERTIES

Attached is a summary of the real and personal property the Company leases under non-cancellable leases as of the date of the Stock Purchase Agreement.

Attached is a detail listing of the cost and net book value of the Company's property, plant and equipment on the June 30, 2001 Financial Statements.

The Company's debt is secured by the following items:

Stillwater National Bank Line of Credit - Secured by all assets of the Company. Note Payable - S&R - Secured by the CNC Equipment.

Operating Leases - Secured by the leased asset.

                            AUDIO INNOVATIONS, INC.
                                 Schedule 6.18
                                   Insurance


               Insurer                  Insurance Type
          Hanover Insurance Co          Umbrella Insurance
          Northwestern Mutual Life      Life
          Hanover Insurance Co          Business Auto Policy
          Hanover Insurance Co          Commercial Lines Policy
          State Insurance Fund          Worker's Compensation
          Sun Life of Canada            Supplemental Life
          HealthFirst TPA               Health/Life Insurance    Med. Plan
          Safeco                        Auto Insurance

                                  SCHEDULE 6.19
                     DEVELOPMENT AND DISTRIBUTION AGREEMENTS

The Company has no material contracts relating to the development of Company's Products or development of Products for others or for services of independent contractors. See attached schedule for a listing of

                                  SCHEDULE 6.20
                                 OTHER CONTRACTS

Loans:
Stillwater National Bank Line of Credit
Note Payable - S&R

                                  SCHEDULE 6.21
                         EMPLOYMENT CONTRACTS AND PLANS


Attached is the Company's employee manual describing the employee benefit plans.

Attached is a listing of all employees with compensation in excess of $75,000 for calendar year 2000 and their annual base salary, excluding commissions, as of June 30, 2001 and their Form W-2 wages for calendar year 2000.

                                  Schedule 6.23

INTELLECTUAL PROPERTY

The Company has registered the following trademarks, trade names, service marks, copyrights at the date of the Stock Purchase Agreement:

Audio Innovations
AI Research
Garage Storage Cabinets
Garage Storage Cabinets - Storage System
Q-Logic
Q-Forms
The Right Stuff
Bass Boxx
Impact Mobile Audio Monitors
Tri-Point Suspension

                                  SCHEDULE 6.24
                                    INVENTORY

Video and related inventory.

An amount not to exceed 5% of the non-video inventory for possibly excess, slow-moving and obsolete items.

                                  SCHEDULE 6.25
                                   RECEIVABLES

Attached is the detailed accounts receivable listing as of June 30, 2001.

                                  SCHEDULE 6.26
                                     RECORDS

The books of account are maintained on the accounting basis used by the company for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles. See Schedule 6.8 for the listing of adjustments which, if material, may be required to present the Financial Statements in accordance with generally accepted accounting principles.

                                  SCHEDULE 6.28
                          ABSENCE OF CHANGES OR EVENTS

None.

                                  EXHIBIT 10.3
                               OPINION OF COUNSEL

_____________, 2001


Rockford Corporation
600 South Rockford Drive
Tempe, Arizona 85281


                  Re: Transaction (the "Transaction") among Rockford Corporation, an Arizona corporation ("you"), Audio Innovations, Inc., an Oklahoma corporation ("Company"), and the Shareholders of the Company

Ladies and Gentlemen:

                  We have acted as counsel to the Company and David and Yvonne Cunningham (collectively, "Seller") in connection with the Transaction evidenced by the Documents (as defined below). You have requested our opinion about certain matters pursuant to Section 10.3 of the Agreement (as defined below). Capitalized terms used and not otherwise defined in this letter shall have the meanings ascribed to them in the Documents.

                  For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate, and have examined the following documents (collectively, the "Documents"):

                  a. Stock Purchase Agreement, dated _______, 2001, among the Company, its Shareholders and you (the "Agreement"); and

                  b. Employment Agreement, dated _______, 2001, between you and David Cunningham.

                  We have further examined:

                  i. The Articles of Incorporation and bylaws of Company, as amended to date;

                  ii. A Certificate of Good Standing with respect to Company, dated _______, 2001; and

                  iii. A Certificate of the President of Company, dated ___________, 2001 (the "Officer's Certificate").

                  Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that:

                  1. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma.

                  2. Company's authorized capital consists of [50,000] common shares, par value $1.00 per share, of which [550] shares are issued and outstanding (the "Shares"). The Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

                  3. Company has the requisite corporate power and corporate authority (i) to own and operate its properties and assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to carry out the terms and conditions applicable to it under the Agreement. The execution, delivery, and performance of the Agreement by Company have been duly authorized by all requisite corporate action on the part of Company and the applicable Documents have been duly executed and delivered by Seller.

                  4. Based solely upon our knowledge, the representations of Company in the Officer's Certificate, and our examinations as of _________, 2001, of the records of the filings in [the ________ Court of ________ and United States District Court for the District of Oklahoma], from _________, 20__, through _________, 20__, there is no pending or overtly threatened litigation or other legal proceeding against Company.

                  5. The execution and delivery of the Agreement and consummation of the Transaction by Seller will not conflict with or result in a violation of any applicable law or rule affecting Seller.

                  6. No consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by Seller of the Documents and the consummation of the Transaction [or, if any of the foregoing is required, it has been obtained].

                  7. The execution and delivery of the Agreement and consummation of the Transaction by the Company will not conflict with or result in a violation of Company's Articles of Incorporation or bylaws.

                  8. Based solely upon our knowledge, a review of judgments, orders, and decrees disclosed by Company in the Officer's Certificate, and by a search of the records of [the _________Court of __________ and the United States District Court for the District of Oklahoma for the past ____ years], the execution and delivery of the Agreement and consummation of the Transaction by Company will not conflict with or result in a violation of any judgment, order, or decree of any court or governmental agency to which Company is a party or by which it is bound.

                  9. Based solely upon our knowledge and a review of those agreements disclosed to us by Company in the Officer's Certificate, the execution and delivery of the Agreement, and consummation of the Transaction by Company will not conflict with or result in a violation of any contract, indenture, instrument, or other agreement to which Company is a party or by which it is bound.

                  10. The Documents constitute legal, valid, and binding obligations of Seller, as applicable, enforceable in accordance with their terms.

                  11. Seller has paid all sales, transfer, documentary and other taxes (other than income taxes) payable in connection with the sale of the Shares to you.

                  In rendering the foregoing opinions we have assumed:

                  (i) The genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies;

                  (ii) The legal capacity of all natural persons executing the Documents;

                  (iii) That the Documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terns of the Documents; and

                  (iv) That Company owns all of the property, assets, and rights purported to be owned by it.

                  The opinions set forth above are subject to the following qualifications and limitations:

                  a. The enforceability of the Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally;

                  b. The enforceability of the Documents is subject to general principles of equity; and

                  c. The enforceability of the Documents is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Documents may be unenforceable under or limited by the law of the State of Oklahoma; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by the

Documents.

                  We are qualified to practice law in the State of Oklahoma, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Oklahoma and applicable federal law. The Documents state that they are to be governed by the laws of Arizona. We are not familiar with those laws and render no opinion about them. For purposes of our opinion we have assumed, with your consent, that the Documents will be governed by the laws of Oklahoma notwithstanding their express terms. We express no opinion about what law will actually govern the Documents.

                  The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

                  This opinion is being furnished to you solely for your benefit and only with respect to the Transaction. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to, any person or entity without, in each instance, our prior written consent.

                                 Very truly yours,

                                  EXHIBIT 10.4

                                   CERTIFICATE
                                       OF
                             SELLER AND SHAREHOLDERS

      This Certificate is issued pursuant to the Stock Purchase Agreement ("Agreement") dated _______________, 2001, among Rockford Corporation ("Purchaser"), Audio Innovations, Inc. ("Company"), and Company's Shareholders ("Shareholders"). Terms used in this Certificate have the same meaning given in the Agreement.

      THE COMPANY AND SHAREHOLDERS CERTIFY THAT:

      1. THE CONDITIONS STATED IN SECTION 10 OF THE AGREEMENT HAVE BEEN COMPLETELY MET IN ALL MATERIAL RESPECTS;

      2. THE REPRESENTATIONS AND WARRANTIES OF COMPANY AND ITS SHAREHOLDERS IN SECTION 6 OF THE AGREEMENT ARE TRUE AND CORRECT WHEN MADE AND ON THE CLOSING DATE; AND

      3. THE COMPANY AND SHAREHOLDERS HAVE PERFORMED ALL COVENANTS, AGREEMENTS, AND OBLIGATIONS REQUIRED OF THEM BY THE AGREEMENT, AND EXECUTED AND DELIVERED TO PURCHASER ALL DOCUMENTS REQUIRED TO BE DELIVERED AT OR PRIOR TO THE CLOSING, INCLUDING THE AGREEMENT ITSELF.



                                    AUDIO INNOVATIONS, INC.


                                    ----------------------------------
                                    By: President


                                    ----------------------------------
                                    David Cunningham, Shareholder


                                    ----------------------------------
                                    Bonnie Cunningham, Shareholder


                                    ----------------------------------
                                    William Basore, Shareholder

                                  EXHIBIT 11.3
                               OPINION OF COUNSEL

____________, 2001



Audio Innovations, Inc.,
  and its Shareholders
  listed on Exhibit A

[Address]


                  Re: Transaction (the "Transaction") among Rockford Corporation, an Arizona corporation ("Buyer"), Audio Innovations, Inc., an Oklahoma corporation ("Company"), and the Shareholders of the Company ("Shareholders" and, together with Company, "Seller")

Ladies and Gentlemen:

                  We have acted as counsel to Buyer in connection with the Transaction evidenced by the Documents (as defined below). You have requested our opinion about certain matters pursuant to Section 11.3 of the Agreement (as defined below). Capitalized terms used and not otherwise defined in this letter shall have the meanings ascribed to them in the Documents.

                  For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate, and have examined the following documents (collectively, the "Documents"):

                  c. Stock Purchase Agreement, dated _______, 2001, between Seller and Buyer (the "Agreement"); and

                  d. Employment Agreement, dated _______, 2001, between Buyer and David Cunningham.

                  We have further examined:

                  iv. The Articles of Incorporation and bylaws of Buyer, as amended to date; and

                  v. A Certificate of Good Standing with respect to Buyer, dated June 27, 2000.

                  Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that:

                  12. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona.

                  13. Buyer has the requisite corporate power and corporate authority (i) to own and operate its properties and assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to carry out the terms and conditions applicable to it under the Documents. The execution, delivery, and performance of the Documents by Buyer have been duly authorized by all requisite corporate action on the part of Buyer and the applicable Documents have been duly executed and delivered by Buyer.

                  14. The execution and delivery of the Documents and consummation of the Transaction by the Buyer will not conflict with or result in a violation of Buyer's Articles of Incorporation or bylaws.

                  15. The Documents constitute legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms.

                  In rendering the foregoing opinions we have assumed:

                  (v) The genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies;

                  (vi) The legal capacity of all natural persons executing the Documents;

                  (vii) That the Documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terns of the Documents; and

                  (viii) That Buyer owns all of the property, assets, and rights purported to be owned by it.

                  The opinions set forth above are subject to the following qualifications and limitations:

                  d. The enforceability of the Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally;

                  e. The enforceability of the Documents is subject to general principles of equity; and

                  f. The enforceability of the Documents is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Documents may be unenforceable under or limited by the law of the State of Arizona; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by the Documents.

                  We are qualified to practice law in the State of Arizona, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona and applicable federal law.

                  The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

                  This opinion is being furnished to you solely for your benefit and only with respect to the Transaction. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to, any person or entity without, in each instance, our prior written consent.

                                                       Very truly yours,



                                                       Steptoe & Johnson LLP

                                    Exhibit A
                                  Shareholders


David Cunningham

Yvonne Cunningham

William Basore

                                  EXHIBIT 11.4
                                   CERTIFICATE

                            CERTIFICATE OF PURCHASER

         This Certificate is issued pursuant to the Stock Purchase Agreement ("Agreement") dated __________________, 2001, among Rockford Corporation ("Purchaser"), Audio Innovations, Inc. ("Company"), and Company's Shareholders ("Shareholders"). Terms used in this Certificate have the same meaning given in the Agreement.

         THE PURCHASER CERTIFIES THAT:

         1. THE CONDITIONS STATED IN SECTION 11 OF THE AGREEMENT HAVE BEEN COMPLETELY MET IN ALL MATERIAL RESPECTS;

         2. THE REPRESENTATIONS AND WARRANTIES OF PURCHASER IN SECTION 7 OF THE AGREEMENT ARE TRUE AND CORRECT WHEN MADE AND ON THE CLOSING DATE; AND

         3. PURCHASER HAS PERFORMED ALL COVENANTS, AGREEMENTS, AND OBLIGATIONS REQUIRED OF IT BY THE AGREEMENT, AND EXECUTED AND DELIVERED TO COMPANY'S SHAREHOLDERS ALL DOCUMENTS REQUIRED TO BE DELIVERED AT OR PRIOR TO THE CLOSING.

                                     ROCKFORD CORPORATION



                                     ---------------------------------
                                     By: President